EXHIBIT 15                          Page 18


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                                EXHIBIT 15                          Page 19








Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

We are aware that our report dated April 15, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) on the unaudited condensed consolidated balance sheet of Biogen, Inc. and subsidiaries at March 31, 1994, and the related condensed consolidated statements of income and of cash flows for the three month period then ended, is incorporated by reference in the Prospectuses constituting part of its Registration Statements on Form S-8, as amended (Nos. 2-87550, 2-96157, 33-9827, 33-
14742, 33-37312, 33-22378 and 33-41077 and as filed on September 21, 1993)
and on Form S-3, as amended (Nos. 33-14741, 33-14743, 33-20183 and 33-
51639). We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,


/s/ Price Waterhouse
- --------------------
Boston, Massachusetts
April 19, 1994